Exhibit 99.1

iAnthus Reports Fiscal Fourth Quarter and Full Year 2023 Financial Results

NEW YORK, NY and TORONTO, ON – March 28, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the fourth quarter and year-ended December 31, 2023. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes its audited consolidated financial statements for the year ended December 31, 2023 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

2023 Financial Highlights

•
Revenue of $159.2 million, down 2.4% from the prior year.
•
Gross profit of $63.2 million, down 15.1% from the prior year.
•
Gross margin of 39.7%, reflecting a decrease of 5.9% from the prior year.
•
Net loss of $76.6 million, or a net loss of $0.01 per share, compared to a net loss of $449.4 million, or a net loss of $0.13 per share, in the prior year.
•
Adjusted EBITDA(1) of $8.3 million, down $0.1 million from the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Fourth Quarter 2023 Financial Highlights

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Revenue of $40.9 million, a sequential decrease of 4.7% from Q3 2023 and an increase of 8.8% from the same quarter in the prior year.
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Gross profit of $15.9 million, a sequential increase of 19.3% from Q3 2023 and a decrease of 1.1% from the same quarter in the prior year.
•
Gross margin of 38.9%, reflecting a sequential increase of 782bps when compared to Q3 2023 and a decrease of 389bps from the same quarter in the prior year.
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Net loss of $18.7 million, or a net loss of less than $0.01 per share, compared to a net loss of $19.2 million, or a net loss of less than $0.01 per share in Q3 2023, and compared to a net loss of $43.7 million, or a net loss of $0.01 per share, in the same quarter in the prior year.
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Adjusted EBITDA(1) of $2.8 million, a sequential increase from an Adjusted EBITDA of $0.8 million in Q3 2023, and a decrease from an Adjusted EBITDA of $3.5 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (audited)	FY2023	FY2022	Q4 2023	Q4 2022
Revenue	$159,237	$163,213	$40,880	$37,571
Gross profit	63,169	74,432	15,919	16,092
Gross margin	39.7%	45.6%	38.9%	42.8%
Net loss	(76,621)	(449,391)	(18,695)	(43,732)
Net loss per share	(0.01)	(0.13)	(0.00)	(0.01)

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA(1)
in thousands of US$	FY2023	FY2022	Q4 2023	Q4 2022
Net loss	$(76,621)	$(449,391)	$(18,695)	$(43,732)
Depreciation and amortization	27,170	31,390	6,773	6,602
Interest expense, net	15,741	18,572	4,105	3,514
Income tax expense (recovery)	16,699	10,691	4,148	(3,900)
EBITDA (Non-GAAP)(1)	$(17,011)	$(388,738)	$(3,669)	$(37,516)
Adjustments:
(Recoveries), write-downs and other charges, net	410	(846)	(57)	82
Inventory reserves and write-downs	946	-	24	-
Accretion expense	3,950	3,590	1,004	1,029
Share-based compensation(2)	4,535	30,431	980	2,938
Impairment loss	-	30,551	-	30,551
Losses from change in fair value of financial instruments	74	422	89	48
Loss on equity method investments	183	-	183	-
Non-recurring charges(3)	4,467	22,989	1,338	2,441
Loss on debt extinguishment(4)	1,288	316,577	-	-
Other income(5)	(973)	(1,279)	(164)	(562)
Debt obligation fees(6)	-	804	-	-
Interest and penalties related to income tax	10,463	4,372	3,070	4,497
Non-monetary gain from MPX NJ acquisition	-	(10,460)	-	-
Total Adjustments	$25,343	$397,151	$6,467	$41,024
Adjusted EBITDA (Non-GAAP)(1)	$8,332	$8,413	$2,798	$3,508

(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
2022 reflects significant share-based compensation expense related to the graded vesting from the restricted stock units and stock options granted as a result of the consummation of the Company's recapitalization transaction (the “Recapitalization Transaction”) as further discussed in the Annual Report.
(3)
Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, strategic review process, ongoing legal disputes, severance and other non-recurring costs associated with having become a U.S. reporting company. These non-recurring costs are offset by insurance proceeds received as reimbursement for certain legal costs incurred.
(4)
2023 reflects a one-time loss of $1.3 million on debt extinguishment related to the amendment of the $11.0 million senior secured bridge notes issued by iAnthus New Jersey, LLC. 2022 reflects a one-time loss of $316.6 million on debt extinguishment related to the closing of the Recapitalization Transaction.
(5)
2023 reflects $0.4 million of Employee Retention Tax Credits (“ERTCs”) and approximately $0.5 million related to gains from asset disposals. 2022 reflects $0.2 million of ERTCs, accounts payable write-offs of $0.5 million and a one-time refund of community host fees of $0.4 million.
(6)
2022 reflects accrued interest on the exit fee owed to the holders of the Company's former 13.0% senior secured convertible debentures (the "Secured Notes"). As of the closing of the Recapitalization Transaction on June 24, 2022, the Secured Notes and the associated exit fee were forgiven in part, and therefore, the Company will no longer incur debt obligation fees related to the Secured Notes.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com